Exhibit 99.1

                 Possis Medical, Inc., to Present at
               the UBS Global Life Sciences Conference

    MINNEAPOLIS--(BUSINESS WIRE)--Sept. 17, 2007--Possis Medical, Inc. (NASDAQ:POSS), today announced that it is participating in the UBS Global Life Sciences Conference at The Grand Hyatt Hotel in New York on Thursday, September 27, 2007. Jules Fisher, vice president of finance and CFO, is scheduled to present a company overview and discuss Possis' pioneering medical technologies to conference attendees at 8:00 a.m. ET.

    A live webcast of the presentation will be available at 8:00 a.m. ET on Thursday, September 27, at www.ibb.ubs.com. A replay will be available beginning approximately three hours after the live presentation at the same address until October 27, 2007. Access to this site is public. A copy of the presentation materials will be available at www.possis.com.

    Possis Medical, Inc., develops, manufactures and markets pioneering medical devices for the large and growing cardiovascular and vascular treatment markets. The company's AngioJet System is the world's leading mechanical thrombectomy system with FDA approval to remove large and small thrombus from coronary arteries, coronary bypass grafts, peripheral arteries and veins, A-V grafts and native fistulas.

    CONTACT: Possis Medical, Inc.
             Jules L. Fisher, 763-450-8011
             Vice President, Finance and
             Chief Financial Officer
             Jules.Fisher@possis.com